NEWS RELEASE
NCR Atleos Announces Fourth Quarter 2023 Results

ATLANTA, February 14, 2024 - NCR Atleos Corporation (NYSE: NATL) (“Atleos”) reported financial results today for the three months ended December 31, 2023. Fourth quarter results and other recent highlights include:

•Completed separation transaction from NCR Corporation on October 16th
•More than 20,000 ATM-as-a-Service active units at year-end
•Solid fourth quarter results, including:
–Revenue of $1.1 billion, up 3% year-over-year; recurring revenue of $777 million, up 10% year-over-year
–Net loss attributable to Atleos of $161 million on a GAAP basis; GAAP basis diluted loss per share attributable to Atleos of $2.28 and Non-GAAP diluted earnings per share of $0.69
•Q4 2023 Adjusted EBITDA was $178 million, up 7% year-over-year after normalizing Q4 2022 for an estimated impact of $20 million from delayed legal entity transfers and separation dis-synergies
•Full year 2024 financial targets consistent with separation projections: Revenue of $4.2 - $4.4 billion; Adjusted EBITDA of $770 - $800 million

“The fourth quarter was a strong start for Atleos as a separate company, and a great finish to the year. Our core businesses performed exceptionally well, with financial results in line with the projections made for the separation transaction. Execution was outstanding, as we simultaneously completed the split from legacy NCR Corporation and achieved our operating objectives,” said Tim Oliver, President and Chief Executive Officer. “Our market leading self-service banking solutions continue to gain appeal with banks, consumers, and other commercial partners, leading to solid top line fundamentals for the fourth quarter that included 10% growth in recurring revenue, which accounted for 71% of total revenue, up from 67% in the prior year period. The shift to recurring revenue and resulting positive underlying profit trends reinforce our confidence that our strategy has the Company on the right path.”

Mr. Oliver continued, “Given the momentum of our businesses, progress on key initiatives, and continued favorable market dynamics for our solutions, we provided 2024 financial targets today that are consistent with the preliminary views from our December 5th investor update call. Looking beyond 2024, we are energized by the opportunity to lead a transformation in self-service banking solutions and the potential to create significant value for shareholders.”
Fourth Quarter 2023 Operating Results
•Fourth quarter revenue was $1.098 billion, including $777 million of recurring revenue, compared to $1.065 billion and $709 million, respectively, in the prior year period.
•Fourth quarter gross profit was $198 million with a gross profit rate of 18.0% on a GAAP basis, compared to $242 million and 22.7% in the prior year period. Fourth quarter adjusted gross profit (non-GAAP) was $272 million with an adjusted gross profit rate of 24.8%, compared to $267 million and 25.1% in the prior year period.
•Fourth quarter income from operations was $35 million on a GAAP basis, compared to $90 million in the prior year period. Fourth quarter adjusted income from operations (non-GAAP) was $150 million compared to $144 million in the prior year period.
•Fourth quarter net loss attributable to Atleos was $161 million on a GAAP basis, compared to net income attributable to Atleos of $7 million in the prior year period.
•Fourth quarter Adjusted EBITDA was $178 million, and included several items that impacted the comparability to prior year period results of $187 million. Excluding those items, the Company estimates that Adjusted EBITDA would have increased 7% year-over-year in the fourth quarter of 2023.

NCR ATLEOS CORPORATION REVENUE AND ADJUSTED EBITDA SUMMARY (Unaudited) (in millions)

	For the Periods Ended December 31
	Three Months
	2023	2022	% Change
Revenue by segment
Self-Service Banking	$665	$683	(3)%
Network	323	298	8%
T&T	48	53	(9)%
Total segment revenue	1,036	1,034	—%
Other (1)	62	31	100%
Consolidated revenue	$1,098	$1,065	3%

Adjusted EBITDA by segment
Self-Service Banking	$146	$159	(8)%
Self-Service Banking Adjusted EBITDA margin %	22.0%	23.3%
Network	100	81	23%
Network Adjusted EBITDA margin %	31.0%	27.2%
T&T	7	12	(42)%
T&T Adjusted EBITDA margin %	14.6%	22.6%
Other (1)	8	10	(20)%
Corporate (2)	(83)	(75)	11%
Total Adjusted EBITDA	$178	$187	(5)%
Total Adjusted EBITDA margin %	16.2%	17.6%
(1)Other represents certain other immaterial business operations, including commerce-related operations in countries that Voyix exited that are aligned to Atleos, that do not represent a reportable segment. For periods after the separation from Voyix, Other also includes revenues from commercial agreements with Voyix.
(2)Corporate includes income and expenses related to corporate functions and, for periods prior to the separation from Voyix, certain allocations from Voyix that are not specifically attributable to an individual reportable segment.

Notes to Investors

On October 16, 2023, NCR Atleos Corporation (“Atleos”, the “Company”, “we” or “us”) became a standalone publicly traded company, and its financial statements are now presented on a consolidated basis. Prior to the separation from NCR Voyix Corporation (“NCR” or “Voyix”), the Company’s historical combined financial statements were prepared on a standalone carve-out basis and were derived from Voyix’s consolidated financial statements and accounting records. Therefore, financial results for the three and twelve month periods ended December 31, 2023 and 2022 may not be meaningfully comparable. Accordingly, we have not included full-year numbers regarding our non-GAAP measures.

In this release, we use certain non-GAAP measures. These non-GAAP measures include “Adjusted EBITDA,” and others with the words “non-GAAP” in their titles. These non-GAAP measures are listed, described and reconciled to their most directly comparable GAAP measures under the heading “Non-GAAP Financial Measures” later in this release.

With respect to our Adjusted EBITDA, adjusted free cash flow-unrestricted and non-GAAP diluted earnings per share guidance, we do not provide a reconciliation of the respective GAAP measures because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP net income, GAAP cash flow from operating activities and GAAP diluted earnings per share without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. Refer to the heading “Non-GAAP Financial Measures” for additional information regarding our use of non-GAAP financial measures.
First Quarter and Full Year 2024 Guidance

Guidance	Q1 2024	FY 2024
Revenue	$1.0 - $1.05 billion	$4.2 - $4.4 billion
Adjusted EBITDA	$150 - $160 million	$770 - $800 million
Non-GAAP Diluted EPS	$0.30 - $0.40	$2.90 - $3.20
Adjusted free cash flow-unrestricted (1)	positive	$170 - $230 million
(1) Beginning in 2024, our calculation of adjusted free cash flow-unrestricted will include an adjustment for financing payments/receipts of owned ATM capital expenditures.
2023 Fourth Quarter Earnings Conference Call
A conference call is scheduled for today at 8:30 a.m. Eastern Time to discuss the fourth quarter 2023 results. Access to the conference call and accompanying slides, as well as a replay of the call, are available on Atleos’ web site at http://investor.ncratleos.com. Additionally, the live call can be accessed by dialing 800-753-0725 (United States/Canada Toll-free) or 786-460-7170 (International Toll) and entering the participant passcode 2395783. References to Atleos’ website and/or other social media sites or platforms in this release do not incorporate by reference the information on such websites, social media sites, or platforms, and Atleos disclaims any such incorporation by reference.
More information on Atleos’ fourth quarter earnings, including additional financial information and analysis, is available on Atleos’ Investor Relations website at https://investor.ncratleos.com/.
News Media Contact
Scott Sykes
NCR Atleos Corporation
scott.sykes@ncratleos.com
Investor Contact
Brendan Metrano
NCR Atleos Corporation
brendan.metrano@ncratleos.com

About Atleos

Atleos (NYSE: NATL) is a leader in expanding financial access by shifting transactions to the self-service channel and enabling financial institutions and retailers to leverage its ATM network – the largest independently-owned network in the world. Through its digital-first technology and unmatched global services operation, Atleos optimizes the branch, improves operational efficiency and maximizes self-service availability. Atleos is headquartered in Atlanta, Georgia, with 20,000 employees globally.

Web site: https://www.ncratleos.com
X (Twitter): https://twitter.com/ncratleos
Facebook: https://www.facebook.com/Atleos.NCR/
LinkedIn: https://www.linkedin.com/company/ncratleos
YouTube: https://www.youtube.com/@ncratleos
Instagram: https://www.instagram.com/ncratleos/

Cautionary Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to Atleos’ plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release include, without limitation, statements regarding: our expectations of demand for our solutions and execution and the impact thereof on our financial results and our intention to focus our resources on meeting our ATM customers' needs and extending our leadership position in digital-to-physical transactions following the spin-off. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of Atleos’ control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to:
•Strategy and Technology: transforming our business model; development and introduction of new solutions; competition in the technology industry; integration of acquisitions and our multinational operations;
•Business Operations: domestic and global economic and credit conditions; risks and uncertainties from the payments-related business and industry; disruptions in our data center hosting and public cloud facilities; retention and attraction of key employees; defects, errors, installation difficulties or development delays; failure of third-party suppliers; a major natural disaster or catastrophic event, including the impact of the pandemic and geopolitical and macroeconomic challenges; environmental exposures from historical and ongoing manufacturing activities; and climate change;
•Data Privacy & Security: impact of data protection, cybersecurity and data privacy including any related issues;
•Finance and Accounting: our level of indebtedness; the terms governing our indebtedness; incurrence of additional debt or similar liabilities or obligations; access or renewal of financing sources; our cash flow sufficiency to service our indebtedness; interest rate risks; the terms governing our trade receivables facility; the impact of certain changes in control relating to acceleration of our indebtedness, our obligations under other financing arrangements or required repurchase of our senior secured notes; any lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; our pension liabilities; and write down of the value of certain significant assets;
•Law and Compliance: protection of our intellectual property; changes to our tax rates and additional income tax liabilities; uncertainties regarding regulations, lawsuits and other related matters; changes to cryptocurrency regulations;
•Separation: the potential strategic benefits, synergies or opportunities expected from the separation may not be realized or may take longer to realize than expected; the potential inability to access, or reduced access, to the capital markets or increased cost of borrowings, including as a result of a credit rating downgrade; the incurrence of significant costs in connection with the separation; the potential adverse reactions to the separation by customers, suppliers, strategic partners or key personnel and potential difficulties in maintaining relationships with such persons and risks associated with third party contracts containing consent, and/or other provisions that may be triggered by the separation; unforeseen tax liabilities or changes in tax law; non-compete restrictions in the separation agreement entered into in connection with the separation; requests, requirements or penalties imposed by any governmental authorities related to certain existing liabilities; that Atleos may incur material costs and expenses as a result of the spin-off; that Atleos has no history operating as an independent, publicly traded company, and Atleos’ historical and pro forma financial information is not necessarily representative of the results that it would have achieved as a separate, publicly traded company and therefore may not be a reliable indicator of its future results; Atleos’ obligation to indemnify Voyix pursuant to the agreements entered into in connection with the spin-off (including with respect to material taxes) and the risk Voyix may not fulfill any obligations to indemnify Atleos under such agreements; that under applicable tax law, Atleos may be liable for certain tax liabilities of Voyix following the spin-off if Voyix were to fail to pay such taxes; that agreements binding on Atleos restrict it from taking certain actions after the distribution that could adversely impact the intended U.S. federal income tax treatment of the distribution and related transactions; potential liabilities arising out of state and federal fraudulent conveyance laws; the fact that Atleos may receive worse commercial terms from third-parties for services it presently receives from Voyix; that certain of Atleos’ executive officers and directors may have actual or potential conflicts of interest because of their previous positions at Voyix; potential difficulties in maintaining relationships with key personnel; that Atleos will not be able to rely on the earnings, assets or cash flow of Voyix and Voyix will not provide funds to finance Atleos’ working capital or other cash requirements.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Form 10, quarterly reports on Form 10-Q, and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
Non-GAAP Financial Measures. While Atleos reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release Atleos also uses the non-GAAP measures listed and described below.
Adjusted Gross Profit (Non-GAAP), Adjusted Gross Profit Rate (Non-GAAP), Adjusted Income from Operations (non-GAAP), Non-GAAP Diluted Earnings per Share. Atleos’ Adjusted Gross Profit (non-GAAP), Adjusted Gross Profit Rate (non-GAAP), Adjusted Income from Operations (non-GAAP), and Non-GAAP Diluted Earnings per Share are determined by excluding, as applicable, acquisition-related costs; pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits; separation-related costs; amortization of acquisition-related intangibles; stock-based compensation expense; transformation and restructuring charges (which includes integration, severance and other exit and disposal costs); and other special (expense) income items from Atleos’ GAAP gross profit, expenses, income from operations, interest and other income (expense), income tax expense, effective income tax rate, net income attributable to Atleos, and earnings per share, respectively. Due to the non-recurring or non-operational nature of these pension and other special items, Atleos’ management uses these non-GAAP measures to evaluate year-over-year operating performance. Atleos believes these measures are useful for investors because they provide a more complete understanding of Atleos’ underlying operational performance, as well as consistency and comparability with Atleos’ past reports of financial results.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). Atleos’ management uses the non-GAAP measure Adjusted EBITDA because it provides useful information to investors as an indicator of performance of the Company’s ongoing business operations. Atleos determines Adjusted EBITDA based on GAAP Net income attributable to Atleos plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus acquisition-related costs; plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits; plus separation-related costs; plus transformation and restructuring charges (which includes integration, severance and other exit and disposal costs); plus stock-based compensation expense; plus other special (expense) income items. These adjustments are considered non-operational or non-recurring in nature and are excluded from the Adjusted EBITDA metric utilized by our chief operating decision maker (“CODM”) in evaluating segment performance and are separately delineated to reconcile back to total reported income attributable to Atleos. This format is useful to investors because it allows analysis and comparability of operating trends. It also includes the same information that is used by Atleos management to make decisions regarding our segments and to assess our financial performance. Refer to the table below for the reconciliations of Net income attributable to Atleos (GAAP) to Adjusted EBITDA (non-GAAP).
Adjusted EBITDA margin is calculated based on Adjusted EBITDA as a percentage of total revenue. Adjusted EBITDA margin by segment is calculated based on segment Adjusted EBITDA divided by the related component of revenue. This measure is used by Atleos’ management for the reasons referenced above.
Special Item Related to Russia The war in Eastern Europe and related sanctions imposed on Russia and related actors by the United States and other jurisdictions required us to commence the orderly wind down of our operations in Russia in the first quarter of 2022. As of December 31, 2023, we have ceased operations in Russia and are in the process of dissolving our only subsidiary in Russia. As a result, for the three months ended December 31, 2022, our presentation of segment revenue and Adjusted EBITDA exclude the immaterial impact of our operating results in Russia, as well as the impact of impairments taken to write down the carrying value of assets and liabilities, severance charges, and the assessment of collectability on revenue recognition. We consider this to be a non-recurring special item and management has reviewed the results of its business segments excluding these impacts.

Adjusted free cash flow-unrestricted. Atleos defines Adjusted free cash flow-unrestricted as net cash provided by operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus the change in restricted cash settlement activity, plus/minus net reductions or reinvestment in the trade receivables facility established in the fourth quarter of 2023 due to fluctuations in the outstanding balance of receivables sold, and plus pension contributions and settlements. Restricted cash settlement activity represents the net change in amounts collected on behalf of, but not yet remitted to, certain of the Company’s merchant customers or third-party service providers that are pledged for a particular use or restricted to support these obligations. These amounts can fluctuate significantly period to period based on the number of days for which settlement to the merchant has not yet occurred or day of the week on which a reporting period ends. We believe Adjusted free cash flow-unrestricted information is useful for investors because it indicates the amount of cash available after these adjustments for, among other things, investments in Atleos’ existing businesses, strategic acquisitions, and repayment of debt obligations. Adjusted free cash flow-unrestricted does not represent the residual cash flow available, since there may be other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow-unrestricted does not have a uniform definition under GAAP, and therefore Atleos’ definition may differ from other companies’ definitions of this measure. This non-GAAP measure should not be considered a substitute for, or superior to, cash flows from operating activities under GAAP.
Atleos’ definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.
Use of Certain Terms
Recurring revenue All revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, processing revenue, interchange and network revenue, Bitcoin-related revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights.

NCR ATLEOS CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Periods Ended December 31
	Three Months		Twelve Months
($ in millions, except per share amounts)	2023	2022	2023	2022
Revenue
Product revenue	$282	$304	$1,030	$1,098
Service revenue	816	761	3,161	3,033
Total revenue	1,098	1,065	4,191	4,131
Cost of products	227	253	846	972
Cost of services	673	570	2,412	2,240
Total gross profit	198	242	933	919
% of Revenue	18.0%	22.7%	22.3%	22.2%
Selling, general and administrative expenses	140	140	585	586
Research and development expenses	23	12	77	64
Income from operations	35	90	271	269
% of Revenue	3.2%	8.5%	6.5%	6.5%
Interest expense	(69)	—	(71)	—
Related party interest expense, net	—	(8)	(13)	(31)
Other income (expense), net	(80)	(81)	(74)	(81)
Total interest and other expense, net	(149)	(89)	(158)	(112)
Income before income taxes	(114)	1	113	157
% of Revenue	(10.4)%	0.1%	2.7%	3.8%
Income tax expense (benefit)	46	(4)	241	50
Net income (loss)	(160)	5	(128)	107
Net income (loss) attributable to noncontrolling interests	1	(2)	2	(1)
Net income (loss) attributable to Atleos	$(161)	$7	$(130)	$108

Net income (loss) per share attributable to Atleos common stockholders - basic and diluted	$(2.28)	$0.10	$(1.84)	$1.53
Number of basic and diluted shares outstanding (1)	70.6	70.6	70.6	70.6
(1)On October 16, 2023, the date of separation from Voyix (the "Separation"), 70.6 million shares of Atleos' Common Stock, par value $0.01 per share, were distributed to Voyix shareholders of record as of October 2, 2023, the Record Date. This share amount is utilized for the calculation of basic and diluted earnings per share for all periods presented prior to the Separation. For the three and twelve months ended December 31, 2022, these shares are treated as issued and outstanding for purposes of calculating historical earnings per share. For periods prior to the Separation, it is assumed that there are no dilutive equity instruments as there were no equity awards of Atleos outstanding prior to the Separation.

CONSOLIDATED BALANCE SHEETS (Unaudited)

($ in millions, except per share amounts)	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$375	$293
Accounts receivable, net of allowances of $14 and $16 as of December 31, 2023 and December 31, 2022, respectively	704	455
Related party receivable, current	—	47
Inventories	333	419
Restricted cash	180	204
Prepaid and other current assets	276	231
Total current assets	1,868	1,649
Property, plant and equipment, net	471	412
Goodwill	1,952	1,949
Intangibles, net	635	729
Operating lease assets	97	85
Prepaid pension cost	218	172
Deferred income taxes	254	317
Related party receivable, non-current	—	336
Other assets	165	123
Total assets	$5,660	$5,772
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$76	$—
Short-term borrowings from related party	—	108
Accounts payable	382	350
Related party payable, current	—	13
Payroll and benefits liabilities	195	69
Contract liabilities	328	356
Settlement liabilities	160	212
Other current liabilities	364	261
Total current liabilities	1,505	1,369
Long-term debt	2,938	—
Long-term debt from related party	—	717
Pension and indemnity plan liabilities	385	22
Postretirement and postemployment benefits liabilities	46	—
Income tax accruals	36	39
Operating lease liabilities	69	59
Deferred income tax liabilities	34	201
Other liabilities	141	103
Total liabilities	5,154	2,510
Stockholders' equity
Atleos stockholders' equity:
Preferred stock: par value $0.01 per share, 50.0 shares authorized, no shares issued	—	—
Common stock: par value $0.01 per share, 350.0 shares authorized, 70.9 shares issued and outstanding as of December 31, 2023	1	—
Paid-in capital	16	—
Retained earnings	404	—
Net investment from NCR Corporation	—	3,326
Accumulated other comprehensive income (loss)	82	(63)
Total Atleos stockholders' equity	503	3,263
Noncontrolling interests in subsidiaries	3	(1)
Total stockholders' equity	506	3,262
Total liabilities and stockholders' equity	$5,660	$5,772

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the Periods Ended December 31
	Three Months		Twelve Months
($ in millions)	2023	2022	2023	2022
Operating activities
Net income (loss)	$(160)	$5	$(128)	$107
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	36	35	126	127
Amortization expense	36	33	129	132
Stock-based compensation expense	23	15	68	66
Deferred income taxes	(17)	(6)	76	(28)
Loss on disposal of property, plant and equipment	3	—	3	—
Changes in assets and liabilities:
Receivables	54	18	93	(78)
Related party receivables and payables	—	4	(22)	(26)
Inventories	97	49	62	(10)
Settlement Assets	1	(8)	(7)	(10)
Current payables and accrued expenses	42	(91)	67	(78)
Contract liabilities	(6)	25	(6)	44
Employee benefit plans	(157)	73	(170)	62
Other assets and liabilities	5	(119)	13	(34)
Net cash (used in) provided by operating activities	$(43)	$33	$304	$274
Investing activities
Expenditures for property, plant and equipment	$(38)	$(18)	$(108)	$(58)
Additions to capitalized software	(9)	(9)	(24)	(39)
Business acquisitions, net of cash acquired	—	—	(1)	(78)
Amounts advanced for related party notes receivable	—	(17)	(217)	(274)
Repayments received from related party notes receivable	—	2	44	32
Purchase of investments	—	—	(10)	—
Net cash used in investing activities	$(47)	$(42)	$(316)	$(417)
Financing activities
Proceeds from related party borrowings	—	(203)	159	68
Payments on related party borrowings	—	62	(314)	(604)
Proceeds from issuance of senior secured notes	—	—	1,333	—
Proceeds from borrowings on term credit facilities	835	—	1,561	—
Borrowings on revolving credit facilities	330	—	330	—
Payments on revolving credit facilities	(175)	—	(175)	—
Debt issuance costs	(51)	—	(51)	—
Principal payments for finance lease obligations	(1)	(1)	(2)	(2)
Net transfers (to) from NCR Corporation	(4)	98	222	721
Tax withholding payments on behalf of employees	(7)	—	(7)	—
Distribution of net assets contributed	(2,996)	—	(2,996)	—
Net cash provided by (used in) financing activities	$(2,069)	$(44)	$60	$183
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7)	50	17	(11)
Increase (decrease) in cash, cash equivalents, and restricted cash	$(2,166)	$(3)	$65	$29
Cash, cash equivalents and restricted cash at beginning of period	2,730	502	499	470
Cash, cash equivalents, and restricted cash at end of period	$564	$499	$564	$499

The following table presents the recurring revenue and all other products and services that is recognized at a point in time:

In millions	Three months ended December 31
	2023	2022
Recurring revenue (1)	$777	$709
All other products and services	321	356
Total revenue	$1,098	$1,065
Recurring revenue as a percent of revenue	71%	67%
(1)Recurring revenue includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, processing revenue, interchange and network revenue, Bitcoin-related revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights.

Reconciliation of Net Income Attributable to Atleos (GAAP) to Adjusted Net Income Attributable to Atleos (Non-GAAP) and Non-GAAP Diluted Earnings Per Share

	Three months ended December 31, 2023
$ in millions, except per share amounts	Gross profit	Gross profit rate	Income (loss) from operations	Net Income attributable to Atleos	Diluted Earnings per Share (1)
GAAP Results	$198	18.0%	$35	$(161)	$(2.28)
Plus: Special Items
Transformation and restructuring	1	0.1%	3	22	0.30
Stock-based compensation expense	2	0.2%	23	21	0.29
Acquisition-related amortization of intangibles	20	1.8%	24	18	0.25
Separation costs	51	4.7%	65	81	1.10
Valuation allowance and other tax adjustments	—	—%	—	42	0.57
Pension market-to-market adjustments	—	—%	—	28	0.38
Non-GAAP Adjusted Results	$272	24.8%	$150	$51	$0.69

(1)For the three months ended December 31, 2023, due to the net loss attributable to Atleos common stockholders, potential common shares that would have caused dilution, such as restricted stock units and stock options, have been excluded from the GAAP diluted share count because their effect would have been anti-dilutive. The dilutive impact of these shares are included in the calculation of non-GAAP diluted EPS. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

Reconciliation of Net Income Attributable to Atleos (GAAP) to Adjusted Net Income Attributable to Atleos (Non-GAAP) and Non-GAAP Diluted Earnings Per Share

	Three months ended December 31, 2022
$ in millions, except per share amounts	Gross profit	Gross profit rate	Income (loss) from operations	Net Income attributable to Atleos	Diluted Earnings per Share (1)
GAAP Results	$242	22.7%	$90	$7	$0.10
Plus: Special Items
Transformation and restructuring	4	0.4%	15	12	0.17
Stock-based compensation expense	6	0.6%	15	10	0.14
Acquisition-related amortization of intangibles	15	1.4%	24	19	0.27
Russia operations	—	—%	—	(3)	(0.04)
Pension market-to-market adjustments	—	—%	—	63	0.89
Non-GAAP Adjusted Results	$267	25.1%	$144	$108	$1.53
(1)On October 16, 2023, the date of Separation, 70.6 million shares of Atleos' Common Stock, par value $0.01 per share, were distributed to Voyix shareholders of record as of October 2, 2023, the Record Date. This share amount is utilized for the calculation of basic and diluted earnings per share for all periods presented prior to the Separation. For the three months ended December 31, 2022, these shares are treated as issued and outstanding for purposes of calculating historical earnings per share. For periods prior to the Separation, it is assumed that there are no dilutive equity instruments as there were no equity awards of Atleos outstanding prior to the Separation.

Reconciliation of Net Income Attributable to Atleos (GAAP) to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) (Non-GAAP)

$ in millions	Q4 2023	Q4 2022
Net income (loss) attributable to Atleos (GAAP)	$(161)	$7
Interest expense	69	8
Interest income	(5)	—
Income tax expense	46	(4)
Depreciation and amortization expense	43	44
Acquisition-related amortization of intangibles	24	24
Stock-based compensation expense	23	15
Separation costs	84	—
Transformation and restructuring	22	15
Pension mark-to-market adjustments	33	78
Adjusted EBITDA (Non-GAAP)	$178	$187

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Adjusted Free Cash Flow-Unrestricted (Non-GAAP)

$ in millions	Q4 2023	Q4 2022
Net cash provided by (used in) operating activities	$(43)	$33
Total capital expenditures	(47)	(27)
Restricted cash settlement activity	49	36
Initial sale of trade accounts receivable	(166)	—
Pension contributions	145	1
Adjusted free cash flow-unrestricted	$(62)	$43